Exhibit 99.906 Cert
Section 906 Certification
The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers’ knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
Certification
In connection with the Semiannual Report of Janus Adviser Series (the “Registrant”) on Form N-CSR for the period ended January 31, 2009, as filed with the Securities and Exchange Commission on March 31, 2009 (the “Report”), we, Robin C. Beery, Principal Executive Officer of the Registrant, and Jesper Nergaard, Principal Accounting Officer and Principal Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
/s/ Robin C. Beery

President and Chief Executive
Officer of Janus Adviser Series
(Principal Executive Officer)
March 31, 2009
/s/ Jesper Nergaard

Vice President, Chief Financial Officer,
Treasurer and Principal Accounting
Officer of Janus dviser Series
(Principal Accounting Officer and
Principal Financial Officer)
March 31, 2009